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                                                                  EXHIBIT 10.11


                           JOINT MARKETING AGREEMENT


Between, Paradyne Corporation (`Paradyne') , a ____________________ corporation with a principal place of business at 8545 126th Avenue North, Largo, Florida, 33773, and e-Net, Inc. (`e-Net') , a Delaware corporation with principal offices at 12800 Middlebrook Road, Germantown, Maryland 20874-5204,

WHERAS, Paradyne is the owner and manufacturer of proprietary DSL (Digital Subscriber Line) products, and

WHEREAS, e-Net is the owner and manufacturer of a proprietary data telephony( voice over packet data network protocol) product called Telecom 2000(TM), and

WHEREAS, the parties have jointly tested, and continue to test, the efficacy and marketability of combining their products for sales to prospective customers, and have decided that it is in their mutual and respective best interests to enter into a program intended to promote sales under this Agreement,

NOW, THEREFORE, in order to establish the terms and conditions under which the parties' mutual and respective goals may be accomplished, in exchange of the mutual covenants and premises below, consideration deemed adequate, the parties agree as follows:

1.0 Definitions
---------------

PARADYNE PRODUCT shall mean Paradyne's proprietary DSL (Digital Subscriber Line) technology products and all products related to or derived thereto , for purposes of clarification and not limitation, algorithms, electronic computer protocols, routines, subroutines or programs developed by or on behalf of Paradyne or otherwise owned by or in the custody of Paradyne.

E-NET PRODUCT shall mean e-Net's proprietary data telephony( voice over packet data network protocol) product called Telecom 2000(TM), and all products related to or derived from Telecom 2000(TM) and / or related to or derived from US Patent No. 5, 526, 353 including specifically, for purposes of clarification and not limitation, algorithms, electronic computer protocols, routines, subroutines or programs developed by or on behalf of e-Net or otherwise owned by or in the custody of e-Net.

PROJECT shall mean a mutual effort by the parties to promote, sell, deliver, and support a combination of the product technology capabilities of PARADYNE PRODUCT and E-NET PRODUCT in a marketing endeavor further known as "DSL with Data Telephony".


2.0  Scope of Agreement
-----------------------

(a)  e-Net shall:

1) Sell and license E-NET PRODUCT to Paradyne under mutually acceptable terms;
2) Give reasonable cooperation to the Project and Paradyne in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
3) Make management, marketing and technical personnel reasonably available to assist the Project and Paradyne to resolve issues and achieve joint and respective sales goals;
4) Provide training, technical data and product documentation to the Project and Paradyne, where such training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;


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5) Make available after-sale support to the Project and Paradyne including maintenance, software support, and spare parts, technical data and product documentation, under mutually acceptable terms; and
6) Perform design enhancements, modifications, or improvements of E-NET PRODUCT when required by the Project in the joint determination of the parties, under mutually acceptable terms.

(b) Paradyne shall:

1) Sell and license PARADYNE PRODUCT to e-Net under mutually acceptable terms;
2) Give reasonable cooperation to the Project and e-Net in terms of advertising, media and press relations, trade expositions and shows, and dealer and distributor support;
3) Make management, marketing and technical personnel reasonably available to assist the Project and e-Net to resolve issues and achieve joint and respective sales goals;
4) Provide training, technical data and product documentation to the Project and e-Net, where such training, technical data and product documentation is reasonably required to achieve joint and respective sales goals, but such provision shall be under mutually acceptable terms;
5) Make available after-sale support to the Project and e-Net including maintenance, software support, and spare parts, technical data and product documentation, under mutually acceptable terms; and
6) Perform design enhancements, modifications, or improvements of PARADYNE PRODUCT when required by the Project in the joint determination of the parties, under mutually acceptable terms.

3.0      Restrictions on Use of Products, Trademarks, Trade Names, and Publicity

All use by a party of the other's product is restricted as follows :

(a) A party is strictly prohibited from reverse engineering, reverse compilation, or reverse assembly of the other's product;
(b) A party is strictly prohibited from making a copy or copies of the other's product;
(c) A party is strictly prohibited from sublicensing or otherwise transferring the other's product;
(d)  A party shall not use the trademarks or trade names of the other; and
(e) A party shall not publicize this agreement without the consent of the other party.

4.0      Term.

This Agreement shall be for a term of one year, subject to termination by either party at any time, except that obligations of nondisclosure and proprietary rights shall survive termination, and, further, the specific agreements of the parties pertaining to after-sale support (clauses 2.a.5. and 2.b.5.) may survive termination hereof.

5.0      Ownership and Proprietary Rights

(a)Ownership of Paradyne Products. All rights, title and interest to PARADYNE PRODUCT shall at all times remain the exclusive property of Paradyne. All applicable copyrights, trade secrets, patents and other intellectual property rights in PARADYNE PRODUCT shall remain the exclusive property of Paradyne. No title to PARADYNE PRODUCT is transferred to e-Net. e-Net shall not remove the copyright, trademark and proprietary rights notices of Paradyne, and shall prohibit any such removal by its officers, agents, employees, and contractors.

e-Net acknowledges that PARADYNE PRODUCT is proprietary and confidential and constitutes valuable trade secrets of Paradyne. e-Net agrees to safeguard PARADYNE PRODUCT with not less than the same degree of care as is exercised in connection with e-Net 's own most proprietary and confidential materials.

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All aspects of PARADYNE PRODUCT, including without limitation, programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, if any, shall remain the sole and exclusive property of Paradyne, and shall not be used, sold, revealed, disclosed or otherwise communicated, directly or indirectly, by e-Net to any person, company, or institution other than as set forth herein, excepting such technical and business development communications, products demonstrations, and detailed technical discussions as e-Net reasonably may deem necessary to perform the Project.

(b) Ownership of e-Net Products. All rights, title and interest to E-NET PRODUCT shall at all times remain the exclusive property of e-Net. All applicable copyrights, trade secrets, patents and other intellectual property rights in E-NET PRODUCT shall remain the exclusive property of e-Net. No title to E-NET PRODUCT is transferred to Paradyne. Paradyne shall not remove the copyright, trademark and proprietary rights notices of e-Net, and shall prohibit any such removal by its officers, agents, employees, and contractors.

Paradyne acknowledges that E-NET PRODUCT is proprietary and confidential and constitutes valuable trade secrets of e-Net. Paradyne agrees to safeguard E-NET PRODUCT with not less than the same degree of care as is exercised in connection with Paradyne's own most proprietary and confidential materials.

All aspects of E-NET PRODUCT, including without limitation, programs, methods of processing, specific design and structure of individual programs and their interaction and unique programming techniques employed therein, if any, shall remain the sole and exclusive property of e-Net, and shall not be used, sold, revealed, disclosed or otherwise communicated, directly or indirectly, by Paradyne to any person, company, or institution other than as set forth herein, excepting such technical and business development communications, products demonstrations, and detailed technical discussions as Paradyne reasonably may deem necessary to perform the Project.

6.0      Limitation of Liability.
---------------------------------

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY OTHER THIRD PARTY BASED ON CONTRACT, TORT OR OTHERWISE FOR LOSS OF REVENUES, LOST PROFITS, LOST SAVINGS, OR INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, EXCEPT THAT A PARTY MAY BE FOUND SO LIABLE FOR ANY DAMAGES ARISING OUT OF OR RELATING TO A PARTY'S INTENTIONAL OR GROSSLY NEGLIGENT VIOLATION OF CLAUSES 3.a, 5.a, or 5.b.

7.0      General
----------------

7.1      Compliance With  Law.
------------------------------
The parties agree that they each responsible at their own expense for compliance with all laws, and shall indemnify and save harmless the other from any claim by a third party arising out of or related to non-compliance with law.

7.2      Jurisdiction.
----------------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

7.3      Dispute Resolution.
----------------------------

Disputes hereunder are to be settled by arbitration under the rules and administration of the American Arbitration Association("AAA"). Such arbitration shall be heard by three arbitrators, all of whom have credentials in the fields of telecommunications, intellectual property, or both. Each party shall select one arbitrator, and those two shall select the third and final arbitrator. Each party shall bear their own costs during the arbitration, and AAA fees and costs will be divided and paid equally during the arbitration, but the panel of arbitrators shall be empowered to assess costs against a party, as well as other damages or sanctions. The arbitration shall take place in Atlanta, Georgia, governed by Delaware law of corporations and contracts.


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7.4      Independent Contractors.
---------------------------------
It is expressly agreed that e-Net and Paradyne are acting thereunder as independent contractors, and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

7.5      Notice.
----------------
Any notice required to be given by either party to the other shall be deemed given ten (10) days after being deposited in the postal system in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth above.

7.6      Assignment.
--------------------
A party may not assign this agreement or any portion thereof without the approval of the other party, which shall not be unreasonably withheld.

7.7     Amendment; Waiver.
--------------------------
Any provision of this Agreement may only be amended or waived if such amendment or waiver is in writing; and, if an amendment, executed by all parties hereto and, if a waiver, executed by the party which is waiving the term, condition or right.

7.8    Severability.
--------------------
Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9    Headings.
----------------
The headings of the various sections of this Agreement have been inserted for ease of reference only and shall be deemed not to be a part of this Agreement.

7.10     Entire Agreement.
--------------------------
This Agreement constitutes the entire understanding of the parties with relation to the subject matter hereof, and may be amended only by a writing in accordance with clause 7.7 above.

MADE AND ENTERED INTO this _________ day of _________, 199__, by the undersigned authorized representatives of the parties.

e-Net, Inc.                         Paradyne Corporation
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(Signature)                                 (Signature)

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(Name)                                      (Name)

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(Title)                                     (Title)



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